                                                                   EXHIBIT 10.21

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER 01071003

NOTE: INFORMATION IN THIS DOCUMENT MARKED WITH AN "[*]" HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

THIS SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT ("Agreement"), is made effective as of this 8th day of October 2002 ("The Effective Date"), between Landacorp, Inc. ("Landacorp"), a Delaware corporation, having its principal place of business at 900 Fortress Street, Suite 100, Chico, California 95973 and Lifeguard, Inc. and Lifeguard Life Insurance Company (collectively "Customer") of 2840 Junction Avenue, San Jose, California 95134.

        WHEREAS, Landacorp and Customer entered into the original Services and System Agreement (the "Original Agreement") as of November 21, 2001;

        WHEREAS, Landacorp and Customer entered into the First Amended and Restated Services and System Agreement (the "First Amendment") as of July 31, 2002, amending and modifying the Original Agreement; and

        WHEREAS, Landacorp and Customer desire to enter into this Second Amended and Restated Services and System Agreement which amends and modifies the First Amendment.

THE PARTIES HERETO HEREBY AGREE to all provisions, as amended herein, set forth in the following sections:

I.      General Terms and Conditions

II.     Services Terms

III.    Product License and Support Terms

IV.     Prerequisite Software and Data Sets

V.      Prerequisite Equipment

VI.     Non-Disclosure Agreement

This Agreement, together with the Sections indicated above as included and all Exhibits, Attachments and Schedules thereto, constitute the entire Agreement and understanding between Landacorp and Customer concerning the subject matter hereof, and cancels, terminates and supersedes all prior written and oral understandings, agreements, proposals, promises and representations of the parties respecting any and all subject matter contained herein.

EXECUTED as of the day and date first above written.


Landacorp, Inc.                            Lifeguard Inc. and
                                           Lifeguard Life Insurance Co.



Signature:                                 Signature:
          ------------------------------             ---------------------------
Name:                                      Name:
     -----------------------------------        --------------------------------
Title:                                     Title:
      ----------------------------------         -------------------------------

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION I

                          GENERAL TERMS AND CONDITIONS

1. DEFINITIONS: The following terms, as used herein and in the exhibits hereto, shall have the following meanings:

1.1 "Ad Hoc Members" means members meeting Selection Criteria other than Landacorp's. They will be managed by Landacorp if they are randomly assigned to the Intervention Group and will not be managed by Landacorp or Customer if they are randomly assigned to the Control Group.

1.2 "Affiliates" means any entity controlling, controlled by or under common control with Customer or Landacorp, as applicable.

1.3 "Quality Performance Targets" means those measures of clinical performance or outcomes that Landacorp agrees to deliver to the Customer.

1.4 "Control Group" means Members who are selected by the Selection Criteria for Intervention, but who have been randomly assigned by Landacorp's randomization process for exclusion from the Intervention Program. The control group will receive usual care from their physicians.

1.5 "Covered Lives" or "Members" means a member, subscriber or eligible dependent covered under a health plan.

1.6 "CPI" means Consumer Price Index, All Urban Consumers, West urban, Medical Care items, published by the Bureau of Labor Statistics, United States Department of Labor.

1.7 "Documentation" means user guides, operating manuals, and specifications, whether in print or machine readable media, in effect as of the date of shipment, supplied to Customer under this Agreement for, including all additions, updates or modifications thereto.

1.8 "Enhancements" means those changes or additions to the Software, Intervention Programs, and the related Documentation, that affect or include updates, modifications or corrections, as distributed through new Major and Minor Versions.

1.9 "Intervention Group" means Members who have been selected by the Selection Criteria for Intervention who are not randomly assigned to the Control Group and who will receive services from the Intervention Program.

1.10 "Intervention Program" includes but is not limited to content, interventions, scripts, algorithms, methodologies, kits and fulfillment materials that are provided to members managed within the scope of these services.

1.11 "Member months" means the number of members eligible and enrolled for benefits and recorded in Landacorp's systems on the first day of each applicable month for each Program Year.

1.12    "PMPM" means Per Member Per Month.

1.13 "Prerequisite Equipment" means the computer hardware listed in Section V that is required for the Software to perform as specified.

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION I

1.14 "Prerequisite Software and/or Data Sets" means the third party Software listed in Section IV and is governed by the terms and conditions set forth in this Agreement and, if applicable, any additional terms set forth in Section III of this Agreement and any Exhibits thereto.

1.15 "Prevailing Rates" means the applicable Landacorp standard rates in effect, for Software License, Software Support or a given Service, on the date that the Software License, Software Support or Service is provided.

1.16 "Product(s)" means the Product(s) listed in Paragraph 4.1 of Section II and/or as applicable.

1.17 Program Period: First Program Period begins February 1, 2002, and ends July 31, 2002. Second Program Period begins August 1, 2002 and ends November 30, 2002.

1.18 "Selection Criteria" are the methodologies for identifying Customer members at risk for future high medical costs. The Selection Criteria are identical for both the Intervention Group and the Control Group and include both Landacorp's and Customer's criteria.

1.19    [Intentionally Omitted]

1.20    "Software" means such computer programs listed in Paragraph 4.1 of
        Section II.

1.21 "Software License" or "License" means the license granted to Customer pursuant to this Agreement.

1.22 "Third Parties" means, but is not necessarily limited to, agents, representatives, or consultants of the Customer who may become involved in the Proprietary Information.

2.      PAYMENTS:

2.1 SUMMARY OF PAYMENTS; PAYMENT DUE DATES: Customer agrees to pay Landacorp the fees ("Fees"), charges ("Charges") and costs ("Costs") set forth in this Agreement in accordance with the provisions set forth herein. Unless otherwise stipulated herein, said Fees, Charges and Costs shall be due and payable to Landacorp within thirty (30) days of date of invoice. Failure by Customer to make payments to Landacorp which are reasonably disputed in writing shall not constitute a material breach of this Agreement. Landacorp reserves the right to suspend provision of service and support for nonpayment of any sums owed to Landacorp which are undisputed and thirty (30) days or more past due.

2.2 TAXES: Customer shall pay directly or, as appropriate, reimburse Landacorp for all personal property, sales, use and other taxes (excluding taxes based upon Landacorp's income) and license and registration fees and other assessments or charges levied or imposed by any governmental body or agency as a result of the execution or performance of this Agreement. In the event Customer or the transactions contemplated by this Agreement are (or, after execution of this Agreement, become) exempt from the foregoing, Customer shall promptly provide to Landacorp, as evidence of such tax exempt status, proper exemption certificates or other Documentation acceptable to Landacorp.

2.3     [Intentionally Omitted]

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION I

2.4 TRAINING: Landacorp will provide one day of training in aspects of the Intervention Program and use of Landacorp Software to Customer staff at the Customer's premises. The charges for this training are included in the fees for the services defined in Section II.

3. PROPRIETARY RIGHTS: Customer acknowledges that the Software and/or Intervention Programs licensed hereunder are subject to copyright, and constitutes proprietary trade secret information of Landacorp, and that Customer has no interest in or right to use the Software except in accordance with the terms of this Agreement.

        Customer agrees that it will hold the Software and/or Intervention Programs in confidence, it will not disclose or otherwise make the Software and/or Intervention Programs or any part thereof available to any Third Party except to the extent permitted by this Agreement, and it will take all reasonable steps and precautions to maintain the confidentiality of the Software and/or Intervention Programs. Customer further agrees as follows:

3.1 It will not use the Software or Intervention Programs at any other Facility except during any period of time when Customer is temporarily prevented, due to causes beyond Customer's control, from using the computer hardware at Customer's Facility for daily processing operations. During such periods, Customer may use the Software or Intervention Programs at an alternate facility, and if such use shall continue for a period of more than thirty (30) days, Customer shall immediately notify Landacorp of the location of such Facility.

3.2 It will not remove or permit to be removed from any item included in the Software or Intervention Programs, including any proprietary, confidential or copyright notices, markings or legends placed thereon by Landacorp.

3.3 It will not, without the prior written consent of Landacorp, copy or duplicate by any means the Software, Intervention Programs, Documentation or any item included therein except to the extent reasonably necessary to maintain backup or historical Documentation or the implementation or use of the Software or Intervention Programs. Customer will cause all proprietary, confidential and copyright notices, markings or legends which appear on any item included in the Software to be placed upon each such copy or duplication.

3.4 It will not use any information in tangible or intangible form which has been or may be delivered or disclosed to Customer or Customer's employees or Third Parties by Landacorp for the purpose of reverse engineering, decompiling, or disassembling the Software or Intervention Programs or creating, attempting to create, or permitting others to create derivative works.

3.5 It will limit access to the Software and/or Intervention Programs to only (i) employees and agents of Customer, (ii) health care providers participating in Customer's benefit plan networks and their staffs and automatic processes, or (iii) subject to execution of a mutually acceptable nondisclosure agreement, Third Parties sanctioned by Customer who need access thereto in order to, as applicable, use, implement, test, audit, or modify the Software or Intervention Programs for the sole and exclusive benefit of Customer subject to the execution of a Nondisclosure Agreement as included herein as Exhibit VI-A.

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION I

3.6 Upon the termination of this Agreement, Customer shall destroy or return to Landacorp all tangible portions of the Software and/or Intervention Programs delivered or disclosed to Customer by Landacorp, together with all copies thereof at any time made by Customer.

3.7 All changes, modifications or improvements made or developed with regard to the Software or Intervention Programs by Landacorp, whether or not made or developed at Customer's request, shall remain the property of Landacorp and, upon delivery or disclosure to Customer, shall be deemed to have been part of the Software as of the date of this Agreement. All changes, modifications or improvements made or developed with regard to the Software or Intervention Programs by the Customer, or funded by the Customer, shall also remain the property of Landacorp.

3.8 Information shall not be considered confidential under this Paragraph 3 that: (i) is publicly known prior to or after disclosure hereunder other than through acts or omissions attributable to the recipient or its employees or representatives; (ii) as demonstrated by prior written records, is already known to the recipient at the time of disclosure hereunder; (iii) is disclosed in good faith to the recipient by a third party having a lawful right to do so; or (iv) is the subject of written consent of the party which supplied such information authorizing disclosure.

3.9 The provisions of this Paragraph 3, Proprietary Rights, shall survive the termination of this Agreement.

4. CONFIDENTIALITY OF INFORMATION: Customer and Landacorp acknowledge that in the course of installing, implementing and maintaining the Software and/or Intervention Programs both parties will become familiar with proprietary or trade secret information of the other concerning the other's business affairs, property, methods of operation, processing system or other information, including but not necessarily limited to Customer's patient, financial, provider and/or member data ("Confidential Information"). Customer and Landacorp hereby agree to maintain the confidentiality of this Agreement and of such information using at least the degree of care and security as each uses to maintain the confidentiality of its own Confidential Information. Customer and Landacorp acknowledge that their disclosure of any of the other's Confidential Information without the other's prior written consent, which consent shall not be unreasonably withheld, may give rise to continuing irreparable injury to the non-disclosing party, that, therefore, will be inadequately compensable in damages at law. Accordingly, the non-disclosing party shall be entitled to obtain immediate injunctive relief against the breach or threatened breach by the disclosing party of any of the foregoing undertakings, in addition to any other legal remedies which may be available, and the disclosing party hereby consents to the obtaining of such injunctive relief. Both Landacorp and Customer shall be obligated to promptly report any known breach to the other party.

4.1 The provisions of this Paragraph 4, Confidentiality of Information, shall survive the termination of this Agreement.

5.      GENERAL WARRANTIES AND EXCLUSION OF IMPLIED WARRANTIES:

5.1     [Intentionally Omitted]

5.2 WARRANTY LIMITATIONS: CUSTOMER'S RIGHT TO ENFORCE THE WARRANTIES CONTAINED IN THIS AGREEMENT MAY BE SUSPENDED BY LANDACORP AT ITS SOLE DISCRETION, IF THE SOFTWARE AND/OR INTERVENTION PROGRAMS ARE USED IN ANY

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION I

        MANNER IN VIOLATION OF THE PROVISIONS OF THIS AGREEMENT. THE WARRANTIES HEREIN SET FORTH ARE MADE TO AND FOR THE BENEFIT OF CUSTOMER ONLY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LANDACORP MAKES NO OTHER WARRANTY OF ANY KIND WHATEVER, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY LANDACORP AND EXCLUDED FROM THIS AGREEMENT. NO ORAL OR WRITTEN INFORMATION OR ADVICE PROVIDED BY LANDACORP, ITS AGENTS OR EMPLOYEES WILL CREATE ANY WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT.

6. LIABILITY LIMITATION: LANDACORP'S CUMULATIVE LIABILITY TO CUSTOMER FOR FAILURE TO CORRECT A NONCONFORMITY AND ANY OTHER BREACH OF THIS AGREEMENT FOR ANY AND ALL CLAIMS, REGARDLESS OF THE FORM OF ACTION, SHALL NOT EXCEED $100,000.00. UNDER NO CIRCUMSTANCES SHALL LANDACORP HAVE ANY LIABILITY TO CUSTOMER FOR ANY CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES OR COSTS, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR LOSS OF GOODWILL, RESULTING FROM ANY VIOLATION OF THIS AGREEMENT EVEN IF LANDACORP HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF. Customer acknowledges that the foregoing limitations of liability and remedies represent bargained-for allocations of risk, and that Landacorp's Fees, Charges and Costs hereunder represent the allocations of such risk.

7. INDEMNIFICATION: Landacorp agrees to indemnify and hold Customer harmless from all loss or damages to Customer arising out of any legal action based on any claim that the Product(s) infringes on a United States copyright, patent, or trade secret, excluding, however, any claim for Customer's consequential damages for lost earning, profit, or goodwill. Landacorp shall defend, at its own expense, any action against Customer to the extent that it is based on such an infringement action, and shall pay all costs and damages finally awarded in any such suit, provided that the following conditions are met:

        A. Landacorp is notified in writing by Customer of any claim within thirty (30) days of the date Customer receives actual notice of such claim; and

        B. Landacorp has sole control of the settlement, compromise, negotiation, or defense of any such action or claim; however, Landacorp will seek input from Customer with respect to all aspects of the defense of such action or claim, including settlement, compromise, negotiation, and litigation strategy.

8.      SPECIAL PROVISIONS FOR LANDACORP AND PREREQUISITE SOFTWARE AND DATA
        SETS: Prerequisite Software sublicensed or distributed by Landacorp to Customer, if any, is identified in Section IV. To the extent that the terms or conditions under which Landacorp sublicenses or distributes any such Software to Customer differ from the terms and conditions otherwise stated in this Agreement, said differences are stated in Section IV or in shrink-wrap agreements provided with such Software and such differences shall control. In the event that Landacorp can reasonably demonstrate the need to replace or substitute any Prerequisite Software, the parties agree to negotiate in good faith as to the terms and conditions for Customer to obtain reasonably comparable software or to retain the Prerequisite Software initially licensed.

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION I

9. DISPUTE RESOLUTION: In the event that a dispute arises between Landacorp and Customer with respect to any matter under this Agreement, either party may escalate any such dispute as follows:


                                                            Time Period from
                                                            Notice of Dispute
 Customer           Landacorp                               For Resolution
 --------           ---------                               -----------------
 _________________  Project Manager                         15 days

 _________________  Sr. Vice President of Client Services   25 days

 _________________  Chief Operating Officer                 35 days


9.1 ARBITRATION: Any and all disputes or claims arising out of this Agreement shall be resolved and determined solely and exclusively by arbitration in accordance with the Commercial Rules of the American Arbitration Association in effect at the time arbitration is demanded. The prevailing party to any arbitration shall be entitled to receive reasonable costs and reasonable attorney's fees from the non-prevailing party, as awarded by the arbitrator. The parties shall select one mutually agreeable arbitrator, and if the parties cannot agree to an arbitrator after a reasonable time, the arbitrator-selection process of the American Arbitration Association shall be utilized. The arbitrator shall be skilled in the legal and business aspect of the subject matter of this Agreement. Notice of the demand for arbitration shall be made in writing to the other party to this Agreement and to the American Arbitration Association. The demand shall be made within a reasonable time after the claim or dispute has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on the claim or dispute would be barred by the applicable statute of limitations. The arbitration award shall be final and binding upon the parties. The arbitration award shall be binding and may be entered in any court of competent jurisdiction. Arbitration shall take place in the State in which the Customer is located.

10.     TERM AND TERMINATION:

10.1 This Agreement is effective as of the Effective Date shown in the preamble on Page 1 of this Agreement and will remain in force (except where otherwise indicated in this Agreement) until November 30, 2002, (the "Initial Term").

10.2 CONDITIONS FOR TERMINATION: If either party shall commit a material breach of any term or condition of this Agreement, and if said party shall fail to cure, or make substantial progress to cure, any such breach within forty-five (45) days after written notice of such breach is given by the non-breaching party, then the non-breaching party shall be entitled, after giving notice hereunder, to terminate this Agreement.

11. NOTICES: Any notice required or permitted to be given under the terms of this Agreement shall be deemed given when delivered to a party during normal business hours via United States mail with first class postage or overnight mail or when faxed (with receipt verified) to the appropriate address indicated in the preamble to this Agreement. Each of the parties may designate any other address by notifying in writing the other party of the new address.

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION I

12.     MISCELLANEOUS:

12.1 LAW: This Agreement shall be governed by and construed in accordance with the laws in the state in which the Customer is located, exclusive of its rules governing choice of law and conflict of laws. Any action of any kind arising out of or in any way connected with this Agreement must be commenced within one (1) year of the date upon which the cause of action accrued or, if one (1) year is shorter than the minimum period allowed by law, then the minimum period allowed by law.

12.2 HEADINGS: The headings of the several sections and paragraphs of this Agreement are for convenience only and shall not be construed to be a part of this Agreement.

12.3 ASSIGNMENT: Neither party shall assign this Agreement without the express written consent of the other, which consent shall not be unreasonably withheld. However, Landacorp may, upon notice to Customer, assign this Agreement to any Affiliate or any entity resulting from the sale, combination or transfer of all or substantially all of the assets or capital stock, or from any other corporate form of reorganization by or of Landacorp. Subject to all of the terms and conditions hereof, this Agreement inures to the benefit of and is binding upon the parties hereto and their successors and assigns.

12.4 FORBEARANCE: The exercise or non-exercise of any right granted to Landacorp or to Customer under the terms of this Paragraph or under any other provisions of this Agreement shall not operate as a waiver of any right which may subsequently accrue to Landacorp or Customer under any provision of this Agreement and shall not preclude the exercise by Landacorp or Customer of any other rights or remedies which either Landacorp or Customer may have in law or equity or under the terms of this Agreement.

12.5 LATER AMENDMENTS CONTROL: To the extent that the terms and conditions of the Exhibits, Attachments and Schedules hereto or Exhibits, Attachments and/or Schedules to subsequent amendments ("Subsequent Terms") differ from those herein, those Subsequent Terms shall control the interpretation and any conflict resolution thereof. Pre-printed terms and conditions on or attached to Customer purchase orders shall be of no force or effect.

12.6 NO AMENDMENT UNLESS IN WRITING: No representation or promise hereafter made by a party, nor any modification or amendment of this Agreement, shall be binding upon either party unless in writing and signed by Customer and accepted in writing by an authorized agent of Landacorp.

12.7 RELATIONSHIP BETWEEN PARTIES: Landacorp and Customer are independent contractors in all relationships and actions under and contemplated by this Agreement. This Agreement shall not be construed to create any employment, partnership, joint venture, or agency relationship between the parties or to authorize either Customer or Landacorp to enter into any commitment or agreement binding the other, including, but not limited to, the offering or extension by Customer or Landacorp of any representation, warranty, guarantee, or other commitment on behalf of the other.

12.8 FORCE MAJEURE: Neither party shall be held responsible for any act, failure, event, or circumstance addressed herein if such act, failure, event, or circumstance is caused by an act of God or other conditions beyond such party's reasonable control.

12.9 SURVIVAL OF CERTAIN OBLIGATIONS: After expiration or termination of this Agreement, all provisions relating to payment shall survive until completion of required payments. In addition to

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION I

        those provisions which specifically provide for survival beyond expiration or termination, all provisions contained in this Section and all provisions, if any, regarding indemnification, warranty, limitations of liability, and confidentiality and/or protection of propriety rights and trade secrets shall survive indefinitely or until the expiration of the time period specified elsewhere in this Agreement with respect to the provision in question. In addition, Customer shall provide Landacorp with such data as is required by Landacorp to perform its measurement and reporting functions under this Agreement, in such form and with such frequency as is specified by Landacorp.

12.10 PARTIAL INVALIDITY: In the event any provision of this Agreement is held illegal, void or unenforceable, to any extent, in whole or in part, as to any situation or person, the balance shall remain in effect and the provision in question shall remain in effect as to all other persons or situations, as the case may be.

12.11 PUBLICATION PERMISSION: Execution of this Agreement shall signify approval for Landacorp or Customer to release non-confidential information about the other including name, location and business relationship in standard news releases, Landacorp or Customer publications and the Landacorp or Customer Website. Customer shall have the right to consent to the copy that will be published by Landacorp prior to Landacorp's use of such copy.

12.12 NO SUBSTITUTE FOR MEDICAL JUDGMENT: Neither the execution of this Agreement nor the performance of any of its obligations constitutes an undertaking by Landacorp to guarantee the results of health care provider services or that such services will be rendered in accordance with generally accepted medical standards or procedures. The parties agree that Landacorp or its Intervention Partner (CareAdvantage, Inc.) are not and shall not be deemed a health care provider as a result of the Services provided pursuant to this Agreement, and that all decisions concerning the rendering of health care services are determined by the patient's physician, hospital or other health care provider and the patient.

12.13 SUBCONTRACTORS. Neither party shall employ the services of sub-contractors without express prior approval of the other party. Landacorp will sub-contract with CareAdvantage Inc. for case Management services. Each party will, at all times, be responsible for the actions of its sub-contractors relative to the terms and conditions of this Agreement. Customer shall have the right to review terms and conditions of the sub-contract between Landacorp and CareAdvantage, excluding proprietary information.

12.14 RIGHT OF AUDIT: Landacorp is responsible for performing reporting and savings calculations. Customer will have the right to audit Landacorp's calculations, including the right to data, calculations and methodologies used by Landacorp in the performance of its reporting. Customer may retain the services of an outside auditor to perform its audit.

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION I

                                   EXHIBIT I-A

CUSTOMER'S FACILITIES:


                                                                                           COVERED
                                                                                          LIVES OR
           FACILITY                     ADDRESS              CITY, STATE ZIP               MEMBERS
           --------                     -------              ---------------              --------
Lifeguard, Inc.                 2840 Junction Avenue     San Jose, California 95134          [*]
Lifeguard Life Insurance Co.    2840 Junction Avenue     San Jose, California 95134          [*]

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION II

                                 SERVICES TERMS

1.      Assumptions

        - Landacorp will license to Customer DSManager(R) on an ASP basis to view, query, and analyze the patient information.

        - Ad-hoc members, expected to be approximately [*] new members per month, will be managed under this Agreement.

        - Sick neonates and Premature infants (managed by Paradigm Healthcare (or any subsequent manager of sick neonates for Customer)), End-Stage Renal Disease (ESRD) patients (managed by Golden State Nephrology (or any subsequent manager of ESRD patients for Customer)), in-patient and out-patient psychological disorder patients (managed by Merit-Magellen (or any subsequent manager of Mental Health services for Customer)) are excluded from the terms of this Agreement (targeting, measurement and management). Customer and Landacorp will negotiate in good faith to agree on additional exclusions per the original definitions submitted in the May 15, 2001 proposal.

2.      Detailed Scope of Services

        Landacorp will provide to Customer a comprehensive High-Risk Targeting and Population Health Management program with the objective of reducing the overall medical cost of the identified members resulting in a net financial savings to Customer. Landacorp and Customer have agreed to jointly operate this program. DATA MANAGEMENT AND TARGETING SERVICES (CASE IDENTIFICATION):

        Landacorp will perform the data management, data analysis, and member targeting services at Landacorp's facilities. Landacorp will perform the targeting by reviewing and utilizing historical data from Customer. Customer will supply Landacorp medical claims, pre-authorization, laboratory, and pharmaceutical claims data, where available to Customer, on a monthly basis in a format and medium defined by Landacorp. Landacorp will analyze Customer data using Landacorp's proprietary DSBuilder(R) software and apply Landacorp's proprietary DSMiner software to the data to obtain rank-ordered lists of the high-risk members.

        On a monthly basis, Landacorp will identify approximately [*] to [*] of members who are at high risk of high-cost medical events occurring within the following 6 to 12 months. These members will be selected from different cohorts, including but not limited to High Cost members (those whose consumption exceeded [*] in the pre-program period), Low Cost members (those whose consumption was less than [*] in the pre-program period) and members who are diagnosed with a specific medical condition.

2.1     Intervention programs:

        Landacorp will apply management programs to the Intervention Group using the following structured methodology.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION II

All members will be assigned to a case- or disease management program provided by Landacorp's Intervention Partner (CareAdvantage). Landacorp will contact, or attempt to make contact, with all the target members identified for intervention by Landacorp who are not assigned to the Control Group. The number of contacts with a patient and their timing will be the responsibility of Landacorp. Each contacted member will initially be screened through Landacorp's proprietary Managing for Tomorrow survey instrument to determine disease self-management skills and establish a base-line. The survey will be conducted directly with the member, via telephone. Member risk status will be further determined by the survey and professional judgment of the nurse-interventionist. Upon completion of the survey, those members who are assessed as being at continued risk will receive a tailored booklet detailing the results of the survey, and educational materials to help the member improve disease self-management skills. In addition, the contacted member may also receive additional disease-specific fulfillment kits (i.e. home laboratory tests for HbA1C analysis and micro albumin analysis, or one-time samples of low-dose aspirin, or medical devices such as peak flow meters, depending on diagnosis). The specific contents of the fulfillment kits will be subject to mutual agreement between Landacorp and Customer. The Intervention Partner will provide case-management services to those members who, in the judgment of the Intervention Partner, are eligible for and will benefit from these services. The Intervention Partner will assess the ability of the member to manage their disease-burden and will set progress goals for the member to work toward in the management of their disease(s). The risk status of members who are receiving interventions from the Intervention Partner will be changed from time-to-time based on continued evaluation of the member status, at the sole discretion of the Intervention Partner. The Intervention Partner will also routinely assess the member's progress against the goals, using interventions that include (but not limited to) Landacorp's proprietary series of interventions, Looking Ahead, and CareAdvantage's proprietary interventions, RightPath(R), and will work with the member to arrange appropriate medical / social service assistance in achieving the set goals.

2.2     Program evaluation, reporting and outcomes measurement:

        Landacorp will provide Customer with access to its proprietary DSManager(R) application via an Application Service Provider (ASP) delivery model. The DSManager(R) application will reside at Landacorp's facilities and customer access will be provided via a secure Internet connection. Customer will have authority to view, query, and analyze member information (including claims, membership and intervention history) contained in DSManager(R) for those member identified and targeted by Landacorp. Customer will also be able to access standard reports contained within DSManager(R).

2.3     Other Services:

        Landacorp and Customer may, from time to time, agree on the provision of services outside of this Agreement. In the event that both parties agree on the provision of additional services, a Service Change Order, (as attached as Exhibit III-B) will be completed. Charges for such services will be at Landacorp's Prevailing Rates, or at rates agreed between Landacorp and Customer. Charges for services outside of the Intervention Program will not form part of the calculation of savings or guarantees.

                                 LANDACORP, INC.
            SECOND AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION II

3.      [Intentionally Omitted]

4.      FEES AND CHARGES:

4.1 Per Member Per Month ("PMPM") Subscription Fees: The PMPM Subscription Fees are [*] multiplied by the total number of Member Months recorded for each month of the first Program Period, and [*] multiplied by the total number of Member Months recorded for each month of the second Program period.

4.2 PMPM Subscription Term: The PMPM Subscription Term ("Term") shall commence on the Effective Date of this Agreement and ending on November 30, 2002.

4.3 Monthly Fees are due and payable on the first day of each month. Landacorp shall calculate the Monthly Fees for each month based on the in-force membership as recorded in Landacorp's database on the last day of the prior month. Landacorp and Customer agree to quarterly reconcile the in-force membership recorded in Landacorp's database with the Customer's own records and to apply any necessary adjustments to the following month's PMPM Subscription Fee.

4.4 Discontinuance of the Subscription: Landacorp reserves the right to (i) suspend provision of service and support for nonpayment of any sums owed to Landacorp which are undisputed and thirty (30) days or more past due and (ii) subsequent to the expiration of the PMPM Subscription Term, discontinue Subscription by written notice given to Customer not less than sixty (60) days prior to the date the next annual renewal would otherwise be due.

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION III

                      PRODUCT(S) LICENSE AND SUPPORT TERMS

1.      SOFTWARE LICENSE AND AUDIT:

1.1     Software License:

1.1.1 Landacorp hereby grants to Customer a, non-exclusive, non-transferable license to use the object code version of the Software solely on the Prerequisite Equipment (i) solely for the benefit of persons and entities located at Customer's Facility, (ii) solely within the United States of America and (iii) if applicable, for the benefit of the number of Covered Lives or Members identified in Exhibit I-A herein provided that such access and use of the Software is relevant to the business relationship with Customer, and in a manner consistent with Customer's own internal business purposes.

1.1.2 Customer shall not rent, lease or provide remote computer services or distribute the Software to any third party without the prior written consent of Landacorp.

1.1.3 Customer shall not permit the use of the Software by an outsourcing or facility management service without Landacorp's prior written consent, which shall not be unreasonably withheld.

2.      SOURCE CODE ESCROW:

2.1     Escrowed Items

        To protect Customer's interest, Landacorp has placed in escrow a copy of the Software source code and relevant Documentation associated with the current major version of the Software.

2.2     Updates

        To ensure the escrowed items are current with the version in use by Customer, Landacorp agrees to update the source code and relevant Documentation kept in escrow within fifteen (15) days of a general release of any new major version of the Software.

2.3     Conditions of Receipt

        Customer is entitled to a copy of the escrowed items if and when Landacorp ceases business operations whether pursuant to a Chapter 7, Liquidations, of the Federal Bankruptcy Laws or otherwise. However, Landacorp's rights shall not terminate under a financial reorganization or restructuring under Chapter 11 and/or 13, Reorganization, of the Federal Bankruptcy Laws or other applicable bankruptcy laws.

2.4     Escrow Agent

        The escrow agent for the source code and relevant Documentation is:
        Harrison-Dailey Accountancy Corporation, 590 Vallombrosa Avenue, Chico, California 95926-4038. In the event Landacorp experiences an action as described in Paragraph 2.3 above, Customer may request from Harrison-Dailey one (1) copy of the source code in magnetic form and one
        (1) copy of the relevant Documentation. Customer agrees to remit any copy cost directly to Harrison-Dailey prior to receipt of escrowed items. In the event that Harrison-Dailey ceases to act as Escrow Agent on behalf of Landacorp, Landacorp agrees to secure a new Escrow Agent and notify Customer.

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION III

3.      SOFTWARE DOCUMENTATION:

        One (1) copy of all Documentation for all generally available Software listed in Section II Paragraph 4.1 shall be delivered to Customer in electronic format with the Software.

4.      SOFTWARE SUPPORT:

4.1     Support Services

        Landacorp provides technical support for DSManager(R). Support policies and procedures are described in Exhibit III-A.

4.2     Software Updates

4.2.1 Landacorp shall periodically notify Customer of the availability of new major version of the Software. Upon Customers request, Landacorp shall supply Customer with such new major version of the Software. The materials shall be provided to Customer in the same form and quantity as originally delivered. Landacorp agrees to provide Customer with documented procedures for installation of any such new major version.

4.2.2 Prior to the loading of a new major version of the Software into Customer's operational environment, Landacorp will load the new major version into the Customer's test and training environment.

4.3     Support Exclusions

        Any applicable support services shall not be provided to Customer under the terms of this Agreement if the rendering of such Support is required due to: (i) Customer, its employees or agents making changes to the computer or workstations, including the hardware, operating systems Software, communications Software, interface Software, and/or any applicable third-party software used in conjunction with the Software such as to render the Software incapable of proper operation; (ii) changes to Software which have not been authorized by Landacorp; and/or
        (iii) hardware failure.

        Any applicable support services shall not be provided to Customer under the terms of this Agreement if the Customer has not received Training on the module for which support is requested. If Customer wishes to pursue support services related to modules for which no Training has been received, Customer will be referred to an Account Executive or Client Services Project Manager who will discuss the procedure for obtaining Additional Professional Services, as defined in Section V, Paragraph 2.1.

        Any applicable support services and/or program support required as a result of any or all of the foregoing will be provided by Landacorp at its then Prevailing Rate, plus any applicable shipping, travel, lodging, meal and miscellaneous expenses incurred by Landacorp to provide such support. There will be a minimum fee of one-half (_) Day for any such support exclusions to the extent that the provision of such Support requires more than one hour to investigate, evaluate, correct and resolve.

5.      SOFTWARE WARRANTIES:

5.1 Warranty to Documentation: Landacorp warrants from the Effective Date of this Agreement, so long as all Fees, Charges and Costs, for the Product(s) have been paid in full when due, that the Software (excluding any programming changes made by Customer), when operating on the Prerequisite

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION III

        Equipment, will perform in accordance with the Documentation provided to Customer as part of the Software.

5.2 Virus Warranty: Landacorp warrants that to the best of its knowledge as of delivery to Customer, the Software does not contain any virus, worm, trap door, back door, timer or clock that would erase data or programming or otherwise cause the Software or Equipment to become inoperable or incapable of being used in accordance with its Documentation.

5.3 Year 2000 Warranty: Landacorp warrants that Software delivered under this Agreement shall be able to accurately process date data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations, when used in accordance with the Documentation, provided that all listed or unlisted programs used in combination with the Software properly exchange date data with the Software.

5.4     HIPAA Warranty:

5.4.1 Regulatory Compliance. Landacorp represents and warrants, to the best of it's knowledge that as of the Effective Date of this Agreement, Customer's use of the Software is consistent with the requirements of all federal and state law and regulation pertaining to the privacy of individually identifiable health information. In the event such federal laws or regulations change after the Effective Date hereof, Landacorp agrees it will make best efforts to keep the products and software compliant at no cost to Customer and that any required updates shall be made available to Customer before the effective date of such regulatory changes. In the event Landacorp declines to make such changes to the Products as may be necessitated by regulation, Landacorp agrees to provide Customer with written notice to that effect no later than forty-five (45) days following the publication of any final regulation or statute requiring change to the Software. Landacorp further agrees to provide source code for the Software and terminate the Software Support agreement if its Software shall fail to be compliant within one year of the Effective Date of this Agreement.

5.4.2 Security and Electronic Signature Standards. The "Security and Electronic Signature Standards," was published as a proposed rule August 12, 1998. Landacorp agrees to provide a schedule for compliance with the "Security and Electronic Signature Standards" and future revisions as required for Customer compliance to the standard within ninety (90) days from the final rule or updates for this standard. Landacorp agrees to demonstrate they are meeting this standard or updates to the standard at least ten (10) months prior to the standard's implementation date

5.4.3 No Use of Data. Landacorp acknowledges and agrees that Customer's data, including patient data, is both confidential and valuable to Customer, whether in individually identifiable, de-identified, aggregated or processed form. Landacorp agrees that it shall not use any information or data to which it is exposed in the course of performing this Agreement except for the purposes of fulfilling its obligations under this Agreement, except that Landacorp reserves the right to use the data for the purposes of analysis, development of methodologies and algorithms, testing of outcomes and interventions and other research.

5.4.4 Health Insurance Portability and Accountability Act Business Relationship Contract. Landacorp acknowledges that Customer is a covered entity under the "Standards for Privacy of Individually Identifiable Health Information" final rule published in the Federal register on December 28, 2000. Because Landacorp will have access to individually identifiable health information, Landacorp and

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION III

        Customer agree to, negotiate in good faith, towards the signing of an appropriate business relationship not later than one year prior to the implementation date for the rule.

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                  EXHIBIT III-A


Landacorp Support for DSManager(R)

Support Program

        - Landacorp will provide DSManager(R) training and scripts (Frequently Asked Questions and resolutions) to individual(s) designated by the Customer as Level 1 and/or Level 2 support staff. Customer Level 1 staff is defined as a supervisor or trainer internal to the Customer department utilizing DSManager(R). Customer Level 2 staff is defined as a person in the Customer's Information Technology department or Information Technology Help Desk department.

        - Landacorp provides telephonic support (973-780-2025) during from 9 a.m. until 8 p.m. Eastern Time, or via email to help@patientcentrix.com.

        - Landacorp logs all incoming issues and monitors the progress to resolution of all issues. Customer may request copies of the issue logs relevant to Customer's reported issues.

Customer Level 1 Procedures:

        - Users should consult the Level 1 support person who will either resolve the issue or make a referral determination. Referral may be to the Level 2 support person or directly to Landacorp.

        - For issue referred directly to Landacorp, the Level 1 support person fills out the Issue Form and faxes it to Landacorp (973-783-7597) together with a screen capture, where appropriate.

        - The Level 1 support person may call the Landacorp help desk (973-780-2025) to discuss the issue.

Customer Level 2 Procedures:

        -       Procedures are similar to Customer Level 1 support procedures.

System availability:

        - Where Landacorp is providing system access via a Application Service Provider contract, Landacorp will provide access to customer data via its servers during the following hours of operation:

                -       Monday to Friday: 6.00 a.m. to Midnight, Eastern Time.

                -       Saturday: 6.00 a.m. to 6.00 p.m.

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                  EXHIBIT III-A


                -       Sunday: not available

        - During Landacorp's standard hours of operation, occasional interruptions of service may occur. Landacorp will document these down times and report on them to the Customer. When the interruption is due to action on the part of Landacorp, such as the need for unscheduled maintenance, Landacorp will provide at least 15 minutes warning to the Customer's internal support function (Level 1 support, above). It will be the responsibility of the Customer's Level 1 support function to notify all users at the Customer site of the impending down time. When the system interruption is over, Landacorp will again notify the Customer's Level 1 representative who will be responsible for re-activating users at the Customer site.



Training:

Landacorp will provide training to the customer's Level 1 and Level 2 staff. In addition, as part of the CSR training program, staff will be trained on the appropriate use of internal support.

Supporting Documentation (available to users and local support staff, where appropriate):

        -       DSManager(R) User Manual.

        -       Installation / Troubleshooting Guide

        -       Scripts (Frequently Asked Questions and resolutions)

        -       Issue Form

        -       Call Log Sheet

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                  EXHIBIT III-B

                     SERVICES CHANGE ORDER NUMBER: _________

This Services Change Order, hereinafter referred to as the "Change Order" to the Services and System Agreement number 00141220, hereinafter referred to as the "Agreement," is made by and between Landacorp, Inc., 900 Fortress Street, Suite 100, Chico, CA 95973, hereinafter referred to as "Landacorp" and Lifeguard, Inc. and Lifeguard Life Insurance Company (collectively "Customer") 2840 Junction Avenue, San Jose, California 95134. Landacorp and Customer hereby agree as follows:

WHEREAS, the Customer has requested Additional Professional Services; and

WHEREAS, Landacorp has agreed to provide these requested Additional Professional Services;

NOW, THEREFORE, for good and valuable consideration, Landacorp and the Customer agree to change the Agreement as follows:

Description of Additional Professional Services to be provided:






Estimated Days for Additional Professional Services described above:

Estimated Fees for Additional Professional Services described above:

In addition to the additional fees associated with the increase in the estimated days, the Customer hereby agrees to reimburse Landacorp for any increased travel expenses necessitated by this Change Order.

All other terms and conditions of the Agreement shall remain in full force and effect.

EXECUTED THIS _________ DAY OF _________________, ______.

Lifeguard, Inc. and                          Landacorp, Inc.
Lifeguard Insurance Co.


Signature:                                   Signature:
          ------------------------                     ------------------------
Name:                                        Name:
     -----------------------------                ------------------------------
Title:                                       Title:
      ----------------------------                 -----------------------------
Date:                                        Date:
     -----------------------------                ------------------------------

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION IV

                       PREREQUISITE SOFTWARE AND DATA SETS


Description of Software or Data Set               Agreement Type
-----------------------------------               --------------
Software

NONE

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                    SECTION V

                             PREREQUISITE EQUIPMENT

PRODUCTS:

Customer will license and/or contract for the Products as provided in Section II Paragraph 4.1.

PROJECTED USERS:

As provided in Exhibit I-A.

LANDACORP'S MINIMUM RECOMMENDATIONS ARE:

Windows 95 with Internet Explorer 4.1 with 128 bit encryption
Pentium 100 MHz
32 MB of ram
10 MB free disk space on client machine
56K BPS Internet connection

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION VI

                                  EXHIBIT VI-A

                             NONDISCLOSURE AGREEMENT

This Nondisclosure Agreement (Agreement) is made on the ________ day of _________. ______, by and between Landacorp, Inc., 900 Fortress Street, Suite 100, Chico, California 95973 (hereinafter referred to individually as a "Party" or as "Landacorp") and [THIRD PARTY NAME AND ADDRESS] (hereinafter referred to individually as a "Party" or as the "Customer") (hereinafter both Parties are referred to collectively as the "Parties") regarding a proposed transaction (the "Proposed Transaction"). As part of the negotiations between the Parties over the Proposed Transaction, said Parties may receive from time to time hereafter Confidential Information (as defined below) from each other pertaining to one or both of the Parties.

1. a) For purposes hereof, "Confidential Information" shall mean any and all materials and information that either Party makes available to the other Party or that has or may come into possession of either Party in connection with the Proposed Transaction, including without limitation, the following:

                software programs and enhancements, upgrades and modifications thereof; user and other manuals; flow charts; source and object code; documents; specifications; financial reports, client lists, marketing material, data and other information; and all copies, summaries, outlines and other representations thereof.

        b) The Confidential Information will be used solely for the purpose of evaluating the Proposed Transaction between the Parties.

        c) Each Party hereby acknowledges that the Confidential Information obtained by it is valuable and proprietary trade secret information of the other Party, the disclosure of which would be harmful to such other Party. Each Party agrees to hold such Confidential Information in the strictest confidence and not to disclose same or release it to any other Party except as related to the performance of this Agreement and as permitted hereunder. It is further agreed that each Party shall take reasonable measures to ensure that all third parties (including but not necessarily limited to its agents, representatives, or consultants) comply fully with the terms of this Agreement, and that each such third party provided access to the other Party's Confidential Information be required to execute a nondisclosure agreement acceptable to the other Party.

        d) Neither Party will reverse engineer, disassemble, decompile or copy the Confidential Information except as permitted hereunder. No Party shall, directly or indirectly (including in the conduct of its business) use, or permit to be used, the Confidential Information obtained from the other Party to that other Party's detriment, whether or not the former Party benefits from such detrimental use.

2. The term "Confidential Information" does not include any Confidential Information disclosed by a Party which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure in violation of this Agreement), (ii) was available to such Party on a non-confidential basis from a source other than a Party, provided that such a source is not and was not bound by a confidentiality agreement with such Party, or (iii) has been independently acquired or developed by such Party without violating any of the obligations under this Agreement.

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION VI

3. In the event that any Party becomes legally compelled (by deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar process issued by a court of competent jurisdiction or by a government body) to disclose any of the Confidential Information, prompt prior written notice of any such requirement shall be provided to each Party so that any Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, and irrespective of whether or not compliance with the provisions hereof is waived, then it is agreed that only that portion of the Confidential Information which the Party subject to such legal compulsion is advised in writing by its counsel is legally required to be disclosed shall be disclosed and reasonable efforts shall be made to obtain assurance that confidential treatment will be accorded such Information.

4. Each Party will keep a record of the Confidential Information furnished to the other and of the location of such Confidential Information received. If the Proposed Transaction is not consummated, or if so requested by a Party, all Confidential Information provided by each Party shall be returned to the originating Party, each Party shall destroy all remaining copies of the other Party's Information in its possession and all copies of any analyses, compilation, studies or other documents prepared, used or created containing or reflecting any Confidential Information.

5. Each Party hereby acknowledges that, although each Party has endeavored to include in the Confidential Information all information known to it which it believes to be relevant for the purpose of the other Party's investigation, each Party understands that, unless otherwise stated in writing, none of the Parties have made or make any representation or warranty as to the accuracy or completeness of Confidential Information.

6. Each Party agrees that a Party shall be entitled to equitable relief, including, without limitation, injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement by the other Party, in addition to all other remedies available at law or in equity, and shall not be required to post bond or prove actual damages, which may in any event be difficult to liquidate, specify or establish.

7. This Agreement may be modified or waived only by a separate writing signed by all of the Parties hereto. It is further understood and agreed that no failure or delay by any Party in exercising any right, power or privileges hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power of privilege hereunder.

8. Each Party agrees that all of the provisions of this Agreement will apply to all affiliates of the Parties, as such term may be broadly interpreted, to the same extent as if they were signatories to this Agreement.

9. This Agreement is for the benefit of all Parties and their successors in interest and will be governed by and construed in accordance with the laws in the state in which the Customer is located, exclusive of its rules governing choice of law and conflict of laws. Any action of any kind arising out of or in any way connected with this Agreement must be commenced within one (1) year of the date upon which the cause of action accrued or, if one (1) year is shorter than the minimum period allowed by law, then the minimum period allowed by law.

                                 LANDACORP, INC.
            FIRST AMENDED AND RESTATED SERVICES AND SYSTEM AGREEMENT
                                 NUMBER XXXXXXXX

                                   SECTION VI

10. This Agreement may be executed in two or more counterparts, with each counterpart constituting a single original.

11. The Parties agree that their obligations under this Agreement shall continue until the Confidential Information is or later becomes general public knowledge through no fault of the other Party, or is or becomes available to a Party from any other source not having a duty of nondisclosure to the other Party.

12. If any portion of this Agreement is determined to be or becomes unenforceable or illegal, such portion shall be deemed eliminated and the remainder of this Agreement shall remain in effect in accordance with its terms and modified by such deletion.

IN WITNESS WHEREOF, the undersigned Parties have made and entered into this Agreement on the date first above written.

[THIRD PARTY NAME]                        Landacorp, Inc.



Signature:                                Signature:
          ------------------------                  ------------------------
Name:                                     Name:
     -----------------------------             -----------------------------
Title:                                    Title:
      ----------------------------              ----------------------------
Date:                                     Date:
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